SCHEDULE

                                     to the

                                Master Agreement

                                  ("Agreement")

                           dated as of August 1, 2001

                                     between

                     Ford Motor Credit Company ("Party A"),
                             a Delaware corporation

                                       And
             Ford Credit Floorplan Master Owner Trust A ("Party B"),
            a business trust organized and existing under the laws of
                              the State of Delaware

Part 1.  Termination Provisions.

(a)      "Specified Entity" means in relation to Party A: Not applicable.

         and in relation to Party B: Not applicable.

(b) "Specified Transaction" will have the meaning specified in Section 12 of this Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii) of this Agreement will not apply to Party A and will not apply to Party B.

(d) The "Credit Support Default" provisions of Section 5(a)(iii) of this Agreement will not apply to Party A and will not apply to Party B.

(e) The "Misrepresentation" provisions of Section 5(a)(iv) of this Agreement will not apply to Party A and will not apply to Party B.

(f) The "Default under Specified Transaction" provisions of Section 5(a)(v) of this Agreement will not apply to Party A and will not apply to Party B.

(g) The "Cross Default" provisions of Section 5(a)(vi) of this Agreement will not apply to Party A and will not apply to Party B.

(h) The "Credit Event Upon Merger" provisions of Section 5(b)(ii) of this Agreement will not apply to Party A and will not apply to Party B.

(i) The "Automatic Early Termination" provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(j) Notwithstanding anything in this Agreement to the contrary, the amounts determined and payable pursuant to Section 6(e) of this Agreement shall not be subject to any Set-off.

(k) "Payments on Early Termination" for the purpose of Section 6(e) of this Agreement:--

         (1)      Market Quotation will apply.

         (2)      The Second Method will apply.

(l)      "Termination Currency" means United States Dollars.

(m) "Additional Termination Event" will apply. The following shall constitute an Additional Termination Event:

                  (1) If an event of default occurs under the Series 2001-1 Floating Rate Asset Backed Notes issued by Party A (the "Notes") and the indenture trustee liquidates all or a portion of the trust assets in the manner permitted by that certain Indenture dated as of August 1, 2001 by The Chase Manhattan Bank as initial indenture trustee and the Trust (as from time to time hereafter amended).

(n) If Party A's short-term unsecured, unsubordinated and unguaranteed credit rating is withdrawn or downgraded below A-1/P-1/F1 or its equivalent by any rating agency rating the Notes (each a "Rating Agency" and collectively, the "Rating Agencies")) and, as a result of such withdrawal or downgrade, the ratings of the Notes would be adversely affected, Party A shall:

                  (1) use its best efforts to arrange for its obligations under this Agreement to be transferred and assigned within 30 calendar days of such withdrawal or downgrade to an appropriate transferee having an A-1/P-1/F1 or equivalent rating from the Rating Agencies such that the rating of the Notes will be at least equal to the ratings of the Notes immediately prior to the earlier of (x) such withdrawal or downgrade or (y) any credit watch, credit alert or other prior notice by a Rating Agency of a pending withdrawal, review or downgrade of the ratings of Party A; or

                  (2) enter into an arrangement or arrangements acceptable to each Rating Agency within 30 calendar days of such withdrawal or downgrade in order to maintain the ratings of the Notes at such ratings as the Notes had immediately prior to the earlier of (x) such withdrawal or downgrade or (y) any credit watch, credit alert or other prior notice by a Rating Agency of a pending withdrawal, review or downgrade of the ratings of Party A.

         Notwithstanding anything in this Agreement to the contrary, if Party A does not satisfy either of the requirements set forth in items (n)(1) and (2) above within 30 calendar days of such rating withdrawal or downgrade, it shall be deemed an Additional Termination Event with Party A as the Affected Party and Party B may [with __ calendar days/Local Business Days notice to Party A] designate an Early Termination Date. Provided, further, that this Agreement will not be terminated by Party B pursuant to this Part 1, item (n) if holders of at least 66 2/3% of the aggregate outstanding principal balance of the Notes vote to not so terminate this Agreement.

Part 2.  Agreement to Deliver Documents.

(1) For the purposes of Section 4(a) of this Agreement, each party agrees to deliver the following documents, as applicable:--

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
Party required to                                                               Date by which to
deliver document Form/Document Certificate                                      be delivered
------------------------------------------                                      ------------
Party A                              reasonably satisfactory in form and        Closing Date*
                                     substance to Party B

Party A                              Party A with respect to the authority of   Closing Date*
                                     the person executing this Agreement and
                                     related documentation on its behalf.

Party B                              An opinion of counsel reasonably           Closing Date*
                                     satisfactory in form and substance to
                                     Party A

Party B                              A certificate of incumbency of Party B     Closing Date*
                                     with respect to the authority of the
                                     person executing this Agreement and
                                     related documentation on its behalf.

*The "Closing Date" shall mean on or about August 1, 2001.

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(2) The information that is required to be delivered by a party under paragraph
(1) of Part 2 of this Schedule will be covered by the representation in Section 3(d) of this Agreement.

Part 3.  Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 10(a) of this Agreement:--

Address for notices or communications to Party A:--

         Ford Motor Credit Company
         One American Road
         Dearborn, Michigan 48126
         Attention: Securitization Operations Manager
         Facsimile No.:  313-322-3349

With a copy to:

         Ford Motor Credit Company
         One American Road
         Dearborn, Michigan 48121-1732
         Attn: Corporate Secretary
         Facsimile No.: 313-845-4294

Address for notices or communications to Party B:--

         Ford Credit Floorplan Master Owner Trust A
         The Bank of New York, as Owner Trustee
         101 Barclay Street, Floor 12 E
         New York, New York 10286
         Attention: Corporate Trust Administration
         Facsimile No. 212-815-5544

With a copy to:

         Ford Motor Credit Company
         One American Road
         Dearborn, Michigan 48121-1732
         Attn: Corporate Secretary
         Facsimile No.: 313-845-4294

(b) Calculation Agent. Party B (acting through the Trustee of Party B (the "Trustee"), who shall be acting on behalf of Party B) shall calculate, as promptly as practicable, the applicable Floating Rate or Floating Rates for each Payment Date, Calculation Period and Reset Date, as applicable, for all Transactions hereunder and shall give notice of such Floating Rate or Floating Rates, as promptly as practicable, to Party A. For all other purposes, the Calculation Agent will be Party A.

(c)      Credit Support Document.  Not applicable.

(d)      Credit Support Provider.  Not applicable.

(e) Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(f) "Affiliate". "Affiliate" (1) in relation to Party A, means any person or entity controlled by Party A, and (2) in relation to Party B, will have the meaning specified in Section 12 of this Agreement.

Part 4.  Other Provisions.

(a) No Setoff. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without setoff or counterclaim.

(b) Trustee. It is understood that the Trustee is executing this Agreement solely in its capacity as Trustee to Party B as set forth in the Amended and Restate Trust Agreement and that under this Agreement there shall be no claims against or liability of the Trustee in any other capacity or claims against the assets of the Trustee and the Trustee shall have no liabilities, duties or standards of care hereunder greater than those set forth in such Amended and Restated Trust Agreement. All duties, obligations and liabilities of Party B, including but not limited to all representations, warranties and covenants of Party B shall apply to Party B and not to the Trustee in its individual capacity.

(c) No Petition. Party A hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States or any other jurisdiction for the non-payment of any amounts due hereunder until the final payment in respect of the Notes and the expiration of a period of one year plus one day following such payment.

(d) Certain Definitions. Reference is made to the 1991 ISDA Definitions as supplemented by the 1998 Supplement to the 1991 Definitions (the "ISDA Definitions"), published by the International Swap Derivatives Association, Inc., which are hereby incorporated by reference For these purposes, (i) all references in the ISDA Definitions to a "Swap Transaction" shall be deemed to include Transactions under this Agreement and (ii) all references in the ISDA Definitions to a "Business Day" shall be deemed references to a Local Business Day under this Agreement. In the event of any inconsistency between the provisions of this Agreement and the ISDA Definitions the provisions of this Agreement shall prevail. Any definitions included or incorporated by reference in a Confirmation shall prevail over the provisions of this Agreement, and the ISDA Definitions.

(e)      Section 1(c).  Section 1(c) of this Agreement is not applicable.

(f) Amendments and Waivers. Notwithstanding anything in this Agreement to the contrary, and in addition to the requirements of Section 8(b) of this Agreement, no amendment, modification or waiver in respect of this Agreement shall be effective unless and until prior notice of such amendment, modification or waiver has been provided to each Rating Agency and each such Rating Agency has confirmed in writing that such amendment, modification or waiver will not result in any withdrawal or downgrade of its respective rating of the Notes.

(g) Assignments. Notwithstanding anything in this Agreement to the contrary, and in addition to the requirements of Section 7 of this Agreement, neither this Agreement, nor any interest or obligation herein or hereunder, may be transferred by either party until prior notice of such transfer has been provided to each Rating Agency and each such Rating Agency has confirmed in writing that such transfer will not result in any withdrawal or downgrade of its respective rating of the Notes.

(h) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were amended and reformed so as to make it valid and enforceable to the maximum extent permitted under applicable law and within the general intent of the original provision.

(i) Limited Liability. No recourse shall be taken for the payment of any amount owing in respect of any obligation of, or claim against, either Party A or Party B based upon or arising out of this Agreement against any stockholder, employee, officer, director, incorporator or affiliate thereof, provided, however, that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of wilful misconduct, bad faith or gross negligence.

IN WITNESS WHEREOF the parties have executed this Schedule on the respective dates specified below with effect from the date specified on the first page of this document.

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

FORD MOTOR CREDIT COMPANY                             FORD CREDIT FLOORPLAN MASTER
                                                      OWNER TRUST A
                                                      By:  THE BANK OF NEW YORK,
                                                                as Owner Trustee

By:      ____________________________                    By:  _____________________________

Name:    ____________________________                    Name:  __________________________

Title:   ____________________________                    Title:  ___________________________

Date:    ____________________________                    Date:  ___________________________



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